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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement on Form S-3 of our reports dated April 7, 1997 on our audits of the consolidated financial statements and consolidated financial statement schedules of PICO Holdings, Inc. as of December 31, 1996 and for each of the two years in the period then ended included in the Annual Reports on Form 10-K and Form 10-K/A for the year ended December 31, 1997. We also consent to the reference to our Firm under the caption "Experts".



                                                PricewaterhouseCoopers LLP



San Diego, California
January 8, 1999